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                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE:

INVESTOR AND MEDIA CONTACT:
George E. Willett, President and CFO
High Speed Access Corp.
(502) 657-6340

             HIGH SPEED ACCESS CORP. ANNOUNCES DISMISSAL OF CHARTER
         COMMUNICATIONS FROM IPO LITIGATION AND COLLECTION OF REMAINING
                              $1 MILLION HOLDBACK

LOUISVILLE, Ky. - June 5, 2003 - High Speed Access Corp. "HSA" (OTCBB: HSAC) announces today that Charter Communications, Inc., which was dismissed earlier this week as a defendant in the IPO Litigation, is no longer asserting a potential claim for indemnity against the holdback in connection with the sale of substantially all of HSA's assets to Charter and has paid to HSA the remaining $1 million balance of the indemnity holdback plus accrued interest.

Cautionary Note Regarding Forward-Looking Statements about HSA: This press release contains statements about future events and expectations that are "forward-looking statements." Any statement in this press release that is not a statement of historical fact is a forward-looking statement that involves known and unknown risks, uncertainties and other factors which may cause the company's distributions, actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements, including the actions and timing relating to the plan of liquidation and dissolution. Specific factors that might cause such a difference include, but are not limited to; the payment of a cash distribution may be smaller or larger than currently anticipated and may cause the price of HSA's common stock to fluctuate; the decline in the liquidity and price of HSA's common stock following any liquidating distributions and any closure of our stock transfer books; the tax consequences of any intended cash distribution may not be advantageous to shareholders; the impact of assessing or resolving potential or outstanding litigation; the magnitude of any claims, indemnification, adjustments or reductions to the proceeds received by the company in connection with the sale of certain of its assets to Charter; and those risks and uncertainties discussed in filings made by the company with the Securities and Exchange Commission. For a detailed discussion of these and other cautionary statements, please refer to HSA's filings with the Securities and Exchange Commission (SEC). The forward-looking statements in this press release are as of the date hereof and the company assumes no obligation to update these forward-looking statements.